                                                                   EXHIBIT 10.1



                                  OFFICE LEASE

                                     BETWEEN

                 METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

                                       AND

                         CALICO COMMERCE, INC. (TENANT)

                                    RiverPark

                              San Jose, California

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE ONE - BASIC LEASE PROVISIONS .....................................   1
     1.01   BASIC LEASE PROVISIONS .......................................   1
     1.02   ENUMERATION OF EXHIBITS & RIDER(S) ...........................   2
     1.03   DEFINITIONS ..................................................   2

ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING ....   6
     2.01   LEASE OF PREMISES ............................................   6
     2.02   TERM .........................................................   6
     2.03   FAILURE TO GIVE POSSESSION ...................................   6
     2.04   AREA OF PREMISES .............................................   6
     2.05   CONDITION OF PREMISES ........................................   6
     2.06   PARKING ......................................................   7

ARTICLE THREE - RENT .....................................................   7

ARTICLE FOUR - RENT ADJUSTMENTS AND PAYMENTS .............................   7
     4.01   RENT ADJUSTMENTS .............................................   7
     4.02   STATEMENT OF LANDLORD ........................................   8
     4.03   BOOKS AND RECORDS ............................................   8
     4.04   PARTIAL OCCUPANCY ............................................   9
     4.05   TENANT OR LEASE SPECIFIC TAXES ...............................   9

ARTICLE FIVE - SECURITY DEPOSIT ..........................................   9
     5.01   INITIAL ADJUSTMENTS ..........................................   9
     5.02   LETTER OF CREDIT .............................................   9
     5.03   GENERAL PROVISIONS ...........................................  10

ARTICLE SIX - SERVICES ...................................................  10
     6.01   LANDLORD'S GENERAL SERVICES ..................................  10
     6.02   ELECTRICAL SERVICES ..........................................  11
     6.03   ADDITIONAL AND AFTER-HOUR SERVICES ...........................  11
     6.04   TELEPHONE SERVICES ...........................................  12
     6.05   DELAYS IN FURNISHING SERVICES ................................  12
     6.06   CHOICE OF SERVICE PROVIDER ...................................  13
     6.07   SIGNAGE ......................................................  13

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES ................  13
     7.01   POSSESSION AND USE OF PREMISES ...............................  13
     7.02   LANDLORD ACCESS TO PREMISES; APPROVALS .......................  14
     7.03   QUIET ENJOYMENT ..............................................  15

ARTICLE EIGHT - MAINTENANCE ..............................................  15
     8.01   LANDLORD'S MAINTENANCE .......................................  15
     8.02   TENANT'S MAINTENANCE .........................................  15

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS ..............................  15
     9.01   TENANT ALTERATIONS............................................  15
     9.02   LIENS.........................................................  16

ARTICLE TEN - ASSIGNMENT AND SUBLETTING...................................  16
     10.01  ASSIGNMENT AND SUBLETTING.....................................  16
     10.02  RECAPTURE.....................................................  18
     10.03  EXCESS RENT...................................................  18
     10.04  TENANT LIABILITY..............................................  18
     10.05  ASSUMPTION AND ATTORNMENT.....................................  18

ARTICLE ELEVEN - DEFAULT AND REMEDIES.....................................  19
     11.01  EVENTS OF DEFAULT.............................................  19
     11.02  LANDLORD'S REMEDIES...........................................  19
     11.03  ATTORNEY'S FEES...............................................  21
     11.04  BANKRUPTCY....................................................  21
     11.05  LANDLORD'S DEFAULT............................................  21

ARTICLE TWELVE - SURRENDER OF PREMISES....................................  22
     12.01  IN GENERAL....................................................  22
     12.02  LANDLORD'S RIGHTS.............................................  22

ARTICLE THIRTEEN - HOLDING OVER........................................      22

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY....................      22
      14.01 SUBSTANTIAL UNTENANTABILITY................................      22
      14.02 INSUBSTANTIAL UNTENANTABILITY..............................      23
      14.03 RENT ABATEMENT.............................................      23
      14.04 WAIVER OF STATUTORY REMEDIES...............................      23

ARTICLE FIFTEEN - EMINENT DOMAIN.......................................      24
      15.01 TAKING OF WHOLE OR SUBSTANTIAL PART........................      24
      15.02 TAKING OF PART.............................................      24
      15.03 COMPENSATION...............................................      24

ARTICLE SIXTEEN - INSURANCE............................................      24
      16.01 TENANT'S INSURANCE.........................................      24
      16.02 FORM OF POLICIES...........................................      24
      16.03 LANDLORD'S INSURANCE.......................................      25
      16.04 WAIVER OF SUBROGATION......................................      25
      16.05 NOTICE OF CASUALTY.........................................      25

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY.....................      26
      17.01 WAIVER OF CLAIMS...........................................      26
      17.02 INDEMNITY BY TENANT........................................      26

ARTICLE EIGHTEEN - RULES AND REGULATIONS...............................      26
      18.01 RULES......................................................      26
      18.02 ENFORCEMENT................................................      26

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS..........................      26

ARTICLE TWENTY - ESTOPPEL CERTIFICATE..................................      27
      20.01 IN GENERAL.................................................      27
      20.02 ENFORCEMENT................................................      27

ARTICLE TWENTY-ONE - RELOCATION OF TENANT..............................      27

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS...............................      27

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION............................      28
      23.01 SUBORDINATION AND ATTORNMENT...............................      28
      23.02 MORTGAGEE PROTECTION.......................................      28

ARTICLE TWENTY-FOUR - NOTICES..........................................      29

ARTICLE TWENTY-FIVE - MISCELLANEOUS....................................      29
      25.01 LATE CHARGES...............................................      29
      25.02 NO JURY TRIAL; VENUE; JURISDICTION.........................      29
      25.03 DEFAULT UNDER OTHER LEASE..................................      30
      25.04 OPTION.....................................................      30
      25.05 TENANT AUTHORITY...........................................      30
      25.06 ENTIRE AGREEMENT...........................................      30
      25.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE.............      30
      25.08 EXCULPATION................................................      30
      25.09 ACCORD AND SATISFACTION....................................      30
      25.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING.................      30
      25.11 BINDING EFFECT.............................................      31
      25.12 CAPTIONS...................................................      31
      25.13 TIME; APPLICABLE LAW; CONSTRUCTION.........................      31
      25.14 ABANDONMENT................................................      31
      25.15 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES................      31
      25.16 SECURITY SYSTEM............................................      31
      25.17 NO LIGHT, AIR OR VIEW EASEMENTS............................      31
      25.18 RECORDATION................................................      31
      25.19 SURVIVAL...................................................      31
      25.20 RIDERS.....................................................      32

                                  OFFICE LEASE

                                   ARTICLE ONE

                             BASIC LEASE PROVISIONS


1.01 BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)      BUILDING AND ADDRESS:
         333 West San Carlos Street
         San Jose, California  95110

(2)      LANDLORD AND ADDRESS:

         Life Insurance Company,
         a New York corporation

         Notices to Landlord shall be addressed:

                  Metropolitan Life Insurance Company
                  c/o Office of Building Manager
                  333 West San Carlos Street
                  San Jose, CA  95110

                  with copies to the following:

                           Metropolitan Life Insurance Company
                           101 Lincoln Centre Drive, Suite 600
                           Foster City, CA  94404
                           Attention:  Assistant Vice President

                                          and

                           Metropolitan Life Insurance Company
                           101 Lincoln Centre Drive, Suite 600
                           Foster City, CA  94404
                           Attention:  Associate General Counsel

(3)      TENANT AND CURRENT ADDRESS:

         Name:                        Calico Commerce, Inc.
         State of incorporation:      a Delaware corporation

         Notices to Tenant shall be addressed:

                  Calico Commerce, Inc.
                  333 West San Carlos Street
                  San Jose, CA  95110

(4)      DATE OF LEASE: as of August 18, 1999

(5) LEASE TERM: The period commencing on the Commencement Date of September 1, 1999 and continuing until the expiration of 5 years after the Expansion Space A Commencement Date ("ESACD")

(6)      COMMENCEMENT DATE: September 1, 1999

(7) EXPIRATION DATE: sixty (60) months after the Expansion Space A Commencement Date ("ESACD")

(8)      MONTHLY BASE RENT:


         Period from/to                                          Monthly             Monthly Rate/SF of Rentable Area
         --------------                                       --------------         --------------------------------
         09/01/99 - day before ESACD                          $   122,761.44                    $   3.14
         ESACD - end of 60th month thereafter                 $   184,142.16                    $   3.14


(which amount from and after the ESACD is the combined total for the Premises initially delivered September 1, 1999 and Expansion Space A)

(9)      RENTABLE AREA OF THE BUILDING: 294,532 square feet

(10) RENTABLE AREA OF THE PREMISES: 39,096 square feet (35,213 usable square feet)

(11) SECURITY DEPOSIT: immediately available funds of One Hundred Eighty-four Thousand One Hundred and Forty-two Dollars ($184,142.00) plus the Letter of Credit, all as provided in Article Five

(12)     SUITE NUMBERS OF PREMISES:        300 & 400

(13)     TENANT'S SHARE:                   19.9109% (after the ESACD)

(14)     OPERATING EXPENSES BASE YEAR:     The calendar year 1999

(15)     TAXES BASE YEAR:                  The calendar year 1999

(16)     TENANT'S USE OF PREMISES:         General office use, including
         training and R&D labs for a computer software company, subject to all other provisions of the Lease.

(17)     PARKING SPACES:                   235 initially, subject to the
         provisions of Section 2.06

(18)     BROKERS:

         Landlord's Broker: CB Richard Ellis

         Tenant's Broker: Tory Corporate Real Estate Advisors, d/b/a The Staubach Company

1.02     ENUMERATION OF EXHIBITS & RIDER(S)

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A Plan of Premises
EXHIBIT B Workletter Agreement
EXHIBIT C Rules and Regulations
EXHIBIT D Form of Letter of Credit
EXHIBIT E Form of Subordination, Nondisturbance and Attornment
EXHIBIT F Expansion Space A
EXHIBIT G Roof Antenna

RIDER 1 Commencement Date Agreement
RIDER 2 Additional Provisions

1.03     DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Operating Expenses Base Year and Taxes Base Year for which a Rent Adjustment computation is being made.

AFFILIATE: Any corporation or other business entity which, as of the date hereof, is owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

BUILDING: The office building located at the address specified in Section
1.01(1).

COMMENCEMENT DATE: The date specified in Section 1.01(6) as the Projected Commencement Date, unless changed by operation of Article Two.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

COMPARABLE BUILDINGS: Other first class office buildings located in the City of San Jose, California, or if the Building is now or subsequently located in a recognized office sub-market within such City, first class office buildings located within such sub-market.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.



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

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.& S.A. at its San Francisco headquarters as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

EXPANSION SPACE A: The entire fifth floor of the Building, designated as Suite 500, as depicted on Exhibit F.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

INTEREST RATE: The rate then most recently announced by Bank of America N.T.& S.A. at its San Francisco headquarters as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

LAND: The parcel of real estate on which the Building is located.

LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, specifically described in the Workletter or exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building and Land, including the following:

         (i) capital replacements amortized over their useful life with interest on the unamortized cost at a per annum rate equal to the Interest Rate;

         (ii) any capital alterations, capital additions and capital improvements which (a) are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, (b) are made to the Real Property after the Commencement Date to comply with Laws except those with which the Real Property was required to comply with prior to the Commencement Date, or (c) are reasonably determined by Landlord to be in the best interests of the Real Property and are of a type generally found in the Comparable Buildings; provided that in each case such cost shall be amortized over its useful life with interest on the unamortized cost at a per annum rate equal to the Interest Rate. Provided further, only if and to the extent that any amortized capital alterations, capital additions and capital improvements included in item (a) would exceed the cost of an otherwise permitted cost item or capital item (such as, without limitation, a like kind replacement light bulb or fixture, or a capital item under items (b) or (c)), then such excess shall be subject to the further limitation that such amortized amount annually not exceed the anticipated savings annually; and

         (iii) Project Operating Expenses, provided however, if and when a second office building is built and ready for occupancy, the Building shall share the Project Operating Expenses on an equitable basis with the second building.

Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Building, (ii) depreciation charges, (iii) interest and principal payments on loans (except for loans for capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above), (iv) ground rental payments, (v) real estate brokerage and leasing commissions, (vi) advertising and marketing expenses, (vii) costs of Landlord reimbursed by insurance or condemnation proceeds or under any contractor, manufacturer or supplier warranty to the extent reimbursed, (viii) expenses incurred in negotiating leases of other tenants in the Building or enforcing lease obligations of other tenants in the Building, (ix) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses, (x) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Buildings or Real Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Real Property vis-a-vis time spent on matters unrelated to operating and managing the Real Property, (xi) the expense of service provided to other tenants in the Buildings which are made available to Tenant at cost or for which Tenant is separately charged, (xii) compensation (including benefits) of any employee of Landlord above the grade of Building Manager or Building engineer, (xiii) costs of capital additions, capital alterations or capital improvements, except those specifically authorized above, (ivx) rentals and other related expenses for leasing heating, ventilation and air conditioning systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building and/or to an ameliorate an emergency condition in the Building) which if purchased, rather than rented, would constitute a capital improvement not specifically authorized to be included in Operating Expenses, (xv) costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis, (xvi) costs of signs (other than the Building directories) in or on the Building identifying the owner of the Building or other tenants' signs, (xvii) costs of large scale cleanup, removal and/or remediation of Hazardous Materials in, on or under the Real Property required to comply with Environmental Law which are incurred as a result of (A) the introduction by Landlord or any tenant of the Real Property of any such Hazardous Materials in, on or under the Real Property in violation of Environmental Law, or (B) as a result of the presence of Hazardous Materials in, on, or under the Real Property as of the Commencement Date, to the extent such Hazardous Materials are in violation of Environmental Law in effect as of such date, (xviii) any costs expressly excluded from Operating Expenses elsewhere in this Lease, (xiv) any separate charge to Tenant or other occupants of the Real Property for after hours or excess usage of heat, ventilation and air-conditioning ("HVAC") or utilities, and (xv) if earthquake or flood insurance is not maintained during the Operating Expenses Base Year but is maintained during any subsequent Adjustment Year, the Operating Expenses for the Operating Expenses Base Year shall be increased to reflect the premiums which would have been paid for such insurance had it been maintained during the Operating Expenses Base Year. If any Operating Expense, though paid in one year, relates to more than one calendar year, such expense shall be proportionately allocated among such related calendar years.

OPERATING EXPENSES BASE YEAR: The calendar year designated in Section 1.01(14).

PREMISES: Prior to the ESACD, the entire third and fourth floors of the Building, designated by the Suite Numbers listed in Section 1.01(12) and depicted on Exhibit A attached hereto (sometimes referred to in this Lease as the "Initial Premises"), and after the ESACD the Initial Premises together with Expansion Space A.

PROJECT or PROPERTY: The Project consists of (a) the Building, associated parking facility, plaza, improvements (including landscaping) and associated river-bank area; and (b) the Land on which the Building is located, other land on which the parking facility, plaza and improvements are located, other land on which a second building may be built, and land and interests in real property associated with the foregoing (the area of which is generally described as bounded by the Guadalupe River, West San Carlos Street, Woz Way and Park Avenue). A second building (sometimes referred to as a "Second Tower") may be built as part of the Project and, if built, will share the parking facility, plaza and other improvements and area outside of the buildings. As of the date of this Lease, the Second Tower and additional plaza area may or may not be built, and Landlord shall have no obligation to build it and shall have no liability whether or not it is built. The Project also includes the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing items described in this paragraph. The Project may also be referred to as the Property.

PROJECT OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Project (including the amortized portion of any capital expenditure or improvement, together with interest thereon); provided however: (a) excluding Operating Expenses which are directly and separately identifiable to the Building and Land; (b) if and when a second office building is built and ready for occupancy, excluding Operating Expenses which are directly and separately identifiable to it and the parcel of land on which it is built; and (c) excluding costs, expenses and disbursements of the same type and to the same extent as those specifically excluded from Operating Expenses. If any Project Operating Expense, though paid in one year, relates to more than one calendar year, such expense shall be proportionately allocated among such related calendar years.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the beginning of each Adjustment Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the excess, if any, of Operating Expenses over those for the Operating Expenses Base Year and of Taxes over those for the Taxes Base Year. Prior to the first determination by Landlord of the amount of Operating Expenses for the Operating Expenses Base Year and of Taxes for the Taxes Base Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01(9), which represents the sum of the rentable area of all space intended for occupancy in the Building, calculated in accordance with the BOMA Standard.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(10), calculated in accordance with the BOMA Standard.

SECOND TOWER: As defined under Project or Property above.

SECURITY DEPOSIT: The funds and Letter of Credit specified in Section 1.01(11), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease. The Security Deposit is more particularly provided for in Article Five.

STANDARD OPERATING HOURS: Monday through Friday from 7:00 A.M. to 6:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done, which shall apply and be determined separately for each of the Premises and Expansion Space A.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of: (a) the Building, Land or any personal property used in connection therewith; and (b) the Project, excluding those described in (a), those separately and directly identifiable to the Second Tower and its parcel of land, and if and when the Second Tower is built and ready for occupancy, excluding its equitable share of Taxes of the Project. Any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes described above may be included in Taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, franchise, gift or estate taxes, or any exactions or impositions for off-site improvements, impact fees or the like imposed separately as to, and solely as a condition of, construction of the Second Tower, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TAXES BASE YEAR: The calendar year designated in Section 1.01(15).

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant
Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to Section 6.01(b).

TENANT DELAY: Any event or occurrence which delays the Substantial Completion of the Landlord Work in Expansion Space A which is caused by or is described as follows:

         (i) special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of Expansion Space A or the Premises after approval of the plans and specifications (as described in the Workletter);

         (ii) Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

         (iii) failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant's expense;

         (iv) the performance or completion by Tenant or any person engaged by Tenant of any work in or about Expansion Space A or the Premises; or

         (v) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

TENANT'S SHARE: The percentage specified in Section 1.01(13) which represents the ratio of the Rentable Area of the Premises (after addition to it of Expansion Space A) to the Rentable Area of the Building.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.


                                   ARTICLE TWO
             PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.01     LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

2.02     TERM

         (a) The Commencement Date shall be the date specified in Section 1.01(6), unless changed by operation of Rider 2.

2.03     FAILURE TO GIVE POSSESSION

(Intentionally omitted; see Rider 2)

2.04     AREA OF PREMISES

The Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article One have been calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (the "BOMA Standard"). The Rentable Area of the Premises and of the Building shall be certified to Landlord and Tenant with reasonably particularized supporting calculations by Landlord's planner/designer prior to the Commencement Date, and such certification shall be made in accordance with the provisions of this
Section 2.04.

2.05     CONDITION OF PREMISES

The Premises shall be delivered and leased in the condition provided in Rider 2.



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

2.06     PARKING

During the Term, Tenant may use the number of Parking Spaces specified in
Section 1.01(17) for parking on an unassigned basis, subject to the provisions hereof. Such number is the total Parking Spaces for both the Premises and Expansion Space A and represents a rate of 4 spaces per 1000 square feet of Rentable Area. In the event that a Second Tower is built, at such time as parking spaces are needed for tenants occupying the Second Tower, the number of Parking Spaces Tenant may use shall be reduced to 141 spaces, which represents the total Parking spaces for both the Premises and Expansion Space A at a rate of 2.4 spaces per 1000 square feet of Rentable Area. The rate payable by Tenant to Landlord for such Parking Spaces allocable to the Premises and Expansion Space A for the initial Term shall be Seventy Dollars ($70.00) per unassigned Parking Space. The rate payable during any extensions of the initial Term shall be at the prevailing rates, and the number of parking spaces and rate payable for any expansion pursuant to the Rights of First Offer shall be separately negotiated for any and each such expansion. The prevailing rates mean base rates being charged from time to time by Landlord or its parking operator to other tenants for similar parking rights without consideration of any discounts, which rate as of the date of this Lease is Eighty-five Dollars ($85.00) per space per month for unassigned parking. The parking charge is payable only for the number of Parking Spaces Tenant (including its employees) actually requests to use on a monthly basis, based upon parking passes, keycards or other means of prepaid access to the garage requested by Tenant or its employees and issued by Landlord or its parking operator, and is due and payable in advance as additional Rent at the same time and manner as Monthly Base Rent. Landlord or its parking operator may deny monthly parking if and to the extent such parking is not prepaid and will honor only those passes or keycards or the like for which payment has been received. Holders of paid-up monthly parking passes, keycards or the like will have access to the parking garage twenty-four (24) hours every day, including weekends and National Holidays. The locations and type of parking shall be designated by Landlord or Landlord's parking operator from time to time. Tenant acknowledges and agrees that the parking spaces in the Project's parking facility may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles using Tenant's spaces shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord's parking operator, including a requirement that Tenant pay to Landlord or Landlord's parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant's parking privileges. Tenant shall not allow any vehicles using Tenant's parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant. Upon Tenant's request for additional parking on a month-to-month basis, and subject to availability of spaces for such parking, Landlord may, without obligation to do so, from time to time provide additional parking on a month-to-month basis at the prevailing rates, but Landlord shall determine such availability and may terminate such additional use in Landlord's sole discretion.


                                  ARTICLE THREE
                                      RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and (except as otherwise expressly provided in this Lease) without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord no later than the Commencement Date. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.


                                  ARTICLE FOUR
                          RENT ADJUSTMENTS AND PAYMENTS

4.01     RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

                  (i) The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses for the applicable Adjustment Year in excess of Operating Expenses for the Operating Expenses Base Year, monthly during the Term with the payment of Monthly Base Rent; and

                  (ii) The Rent Adjustment Deposit representing Tenant's Share of Taxes for the applicable Adjustment Year in excess of Taxes for the Taxes Base Year, monthly during the Term with the payment of Monthly Base Rent; and

                  (iii) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02. Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant's Share of Operating Expenses for such year in excess of Operating Expenses for the Operating Expenses Base Year and Tenant's Share of Taxes for such year in excess of Taxes for the Taxes Base Year.

Notwithstanding any provision of this Article Four to the contrary, as a concession to Tenant, Landlord agrees to waive collection from Tenant of any Rent Adjustment or Rent Adjustment Deposits for the year 2000, but Rent Adjustments and Rent Adjustment Deposits for the Adjustment Year 2001 and thereafter shall be payable based upon the Operating Expenses Base Year and Taxes Base Year.

4.02     STATEMENT OF LANDLORD

As soon as feasible after the expiration of the Operating Expenses Base Year and the Taxes Base Year, and each Adjustment Year thereafter, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

                  (i) Operating Expenses and Taxes for the Operating Expenses Base Year and Taxes Base Year and thereafter for the last Adjustment Year;

                  (ii) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

                  (iii) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

Tenant shall pay to Landlord within ten (10) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section
4.02. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments and Landlord's obligation to refund any overpayments shall survive the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.03     BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be an employee of Tenant or a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of one hundred twenty (120) days following the date upon which Landlord's Statement is delivered to Tenant, to examine and make copies of Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. Such books and records shall be available for examination at a location not greater than 50 miles from the Project. If Tenant does not object in writing to Landlord's Statement within one hundred eighty (180) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by five percent (5%) or more of the total Operating Expenses and Taxes which was the subject of such audit. At which time Landlord will reimburse out of pocket costs up to Two Thousand Five Hundred Dollars ($2,500.00).

4.04     PARTIAL OCCUPANCY

For purposes of determining Rent Adjustments, if the Building is not fully occupied during all or a portion of any year during the Term, Landlord shall make appropriate adjustments to the Operating Expenses for such year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been 100% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In the event that the Real Property is not fully assessed for all or a portion of any year during the Term, then Taxes shall be adjusted to an amount which would have been payable in such year if the Real Property had been fully assessed. In the event any other tenant in the Building provides itself with a service of a type which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant.

4.05     TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable here-under, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent (provided, however, that to the extent any such taxes are in effect during the Taxes Base Year, the same shall be included in the Taxes for the Taxes Base Year and Tenant shall only be required to pay increases therein pursuant to Section 4.01); or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Tenant Alterations to the Premises subsequent to those governed by the Workletter, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes payable pursuant to Sections 4.01 and 4.02.


                                  ARTICLE FIVE
                                SECURITY DEPOSIT

5.01     INITIAL DEPOSIT

Tenant concurrently with the execution of this Lease shall pay to Landlord as the Security Deposit under this Lease, the amounts in the form provided below:
(i) the amount of One Hundred Eighty-four Thousand One Hundred and Forty-two Dollars ($184,142.00) specified in Section 1.01 shall be paid to Landlord in immediately available funds; and (ii) the amount of Eight Hundred Thousand Dollars ($800,000.00) in the form of the Letter of Credit, as defined and provided in Section 5.02 below.

5.02     LETTER OF CREDIT

         (a) Within ten (10) business days after the execution of this Lease, Tenant shall deposit with Landlord an irrevocable letter of credit (the "Letter of Credit") in the amount of Eight Hundred Thousand Dollars ($800,000.00) as part of the Security Deposit under this Lease. The Letter of Credit provided for under this Section shall be an unconditional "clean" Letter of Credit and require no documents, and shall be in the form attached as Exhibit D and from a banking institution satisfactory to Landlord; provided however, Landlord pre-approves Comerica Bank as the Issuer initially. It shall also be in compliance with all applicable laws and regulations, including, without limitation, applicable regulations of the Comptroller of the Currency. The Letter of Credit shall have an absolute expiration date of not earlier than forty-five (45) days after the Expiration Date of the initial Term of this Lease and prior thereto shall be extended automatically on each anniversary of issuance unless the Issuer provides Landlord with not less than forty-five (45) days prior written notice of non-renewal, in which case the same shall be replaced by Tenant with another Letter of Credit which complies with the foregoing requirements at least thirty (30) days prior to its expiration. It is agreed that in the event (i) Tenant defaults in the performance or observance of any of the terms, provisions, covenants and conditions of this Lease, including the payment of Rent or any other sum due from Tenant with respect to the Lease, or (ii) the Letter of Credit is not extended or replaced by Tenant in a manner which complies with the foregoing provisions of this Section, Landlord shall have the right but shall not be required to, from time to time without prejudice to any other remedy Landlord may have on account thereof, to present the Letter of Credit for payment and to retain the proceeds as security in the event of an occurrence under clause (i) above, or in the event of an occurrence under clause
(i) above, to use, apply or retain the whole or any part of the proceeds to the extent Landlord could use, apply or retain any other funds deposited with Landlord as a Security Deposit hereunder, and any amounts so used, applied or retained shall be replenished by Tenant as provided in Section 5.03 below. If Landlord presents the Letter of Credit for payment, no interest shall be payable to Tenant on the proceeds. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit deposited (or the proceeds thereof) as part of the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         (b) Notwithstanding anything to the contrary contained herein, Landlord agrees that the Letter of Credit held as part of the Security Deposit pursuant to this Section shall be reduced (individually, a "Reduction", collectively, the "Reductions") as follows: a Reduction of Two Hundred Thousand Dollars ($200,000.00) on each anniversary of the Expansion Space A Commencement Date (ESACD), as such terms are defined in Rider 2 of the Lease, until such time as the Letter of Credit is reduced to zero. Each Reduction is expressly subject to the following: (i) prior to the anniversary date on which a Reduction is to be granted, there has occurred no default of Tenant beyond any applicable notice and grace period, and in the event such a default has occurred, the right to the pending Reduction and to all subsequent Reductions is waived; (ii) on the date on which such Reduction is to be granted there exists no act or omission on the part of Tenant which, with the passage of time or the giving of notice, or both would constitute a default of Tenant, in which event the right to that Reduction is suspended (until such default is timely cured) but not to all subsequent Reductions so long as Tenant has timely cured; and (iii) on or immediately after any anniversary date on which a Reduction is to be granted, and provided Tenant has qualified for same pursuant to this Section, Tenant must present Landlord with an acceptable (pursuant to this Section) substitute Letter of Credit or amendment to the existing Letter of Credit in such appropriately reduced amount. Landlord agrees, in the instance of a substitute Letter of Credit, to simultaneously surrender to the Issuer the one held.

5.03     GENERAL PROVISIONS

The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant. In the absence of evidence reasonably satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law.


                                  ARTICLE SIX
                                    SERVICES

6.01     LANDLORD'S GENERAL SERVICES

         (a) So long as the Lease is in full force and effect and Tenant has is not in Default, Landlord shall furnish the following services:

(1) heat, ventilation and air-conditioning ("HVAC") in the Premises during Standard Operating Hours as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws;

(2) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

(3) cleaning and janitorial services in the Premises five (5) days per week, excluding weekends and National Holidays, as is customarily provided in the Comparable Buildings;

(4) washing of the outside windows in the Premises, weather permitting, at intervals determined by Landlord;

(5) automatic passenger elevator service in common with other tenants of the Building (with such elevator service to be available, subject to customary security requirements, twenty-four hours per day and seven days per week), and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord's standard charges;

         (b) If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained for general office use by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained for general office use by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

         (c) Tenant shall pay Landlord at rates fixed by Landlord for all tenants in the Building (which shall be based on Landlord's actual cost, without profit or mark-up to Landlord), charges for all water furnished to the Premises, including the expenses of installation of a water line, meter and fixtures.

6.02     ELECTRICAL SERVICES

         (a) So long as the Lease is in full force and effect and Tenant is not in Default, Landlord shall furnish to the Premises electric current for general business office use, including normal lighting, normal business office machines, customary janitorial service, and making alterations or repairs (whether by Landlord or Tenant). Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not: (i) make any alterations or additions to the electric equipment or systems; or (ii) install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than personal computers, lap-top computers and ancillary equipment. Landlord confirms that no further consent is required for Tenant's continued use of existing equipment on a per square foot basis applied to the Initial Premises and Expansion Space A, provided however, Landlord shall install, at Tenant's sole cost and expense, a separate meter or meters to measure electric current consumed by the existing supplementary air-conditioning units previously installed by Tenant in the Initial Premises, and Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such meter(s) and such units. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

         (b) If and to the extent electric current is furnished to the Premises in excess of the amount of electric current normally used during Standard Operating Hours in a general business office in a first class office building with the type of electrical equipment and normal business office machines described in subparagraph (a) above, Tenant shall pay Landlord upon notice from Landlord the cost of such excess electric current (without profit or mark-up to Landlord) as additional Rent. The cost of such excess use and all additional costs separately billed to Tenant pursuant to this Section shall not be included as part of Operating Expenses. At any time and from time to time, Landlord may in its sole discretion either (i) install one or more meters to measure electric current furnished to the Premises or (ii) reasonably estimate electric current furnished to the Premises. Upon notice from Landlord, Tenant shall pay Landlord the cost of installing and maintaining all such meters and of any electrical engineering or consulting firm, if Landlord retains such firm to estimate the electric current furnished to the Premises in lieu of installation of a meter, unless such metering or estimating fails to show that Tenant's usage of electricity exceeds what is normal for the Building. Tenant shall pay Landlord for such excess electric current at the then current rates charged to Landlord for such electricity provided to the Property by the utility provider chosen by Landlord plus any additional cost of Landlord in keeping account of the electric current so consumed. Landlord's notice shall specify whether such excess use shall be payable (i) in advance as reasonably estimated by Landlord in monthly installments at the time prescribed for monthly installments of Monthly Base Rent or (ii) within ten days after notice from Landlord given from time to time of the amount due for prior excess use as metered or reasonably estimated by Landlord.

         (c) So long as the Lease is in full force and effect and Tenant is not in Default, Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten days after notice from Landlord and shall not be included as part of Operating Expenses.

6.03     ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. For HVAC services beyond Standard Operating Hours, Tenant shall deliver to Landlord a written request (a) prior to 2:00 P.M. Monday through Friday (except National Holidays) for service on those days, and (b) prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday for service on those days. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing rates charged from time to time for such services and utilities. If Tenant shall fail to make any such payment within thirty (30) days after receipt of an invoice therefor, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.

6.04     TELEPHONE SERVICES

All telegraph, telephone, and communication connections outside the Premises which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's sole discretion, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord and shall be subject to the direction of Landlord, provided however, such approval is not required as to Tenant's choice of service provider or telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord's Work, if any) on Tenant's floor for Tenant's connection to the telephone cable serving the Building so long as Tenant's service provider and equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the areas of the Building outside the Premises and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). No later than the Termination Date, Tenant agrees to remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building, except where caused by the gross negligence or intentional misconduct of Landlord or its agents or employees, and in no event for any consequential damages.

6.05     DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property, shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom. Notwithstanding any provision of the foregoing to the contrary, in the event and to the extent that Tenant is unable to occupy the Premises for ten (10) consecutive days (the "Eligibility Period") after Tenant has given Landlord written notice of such condition as a result of Landlord's failure to provide utilities or services which Landlord is obligated to provide, but excluding any period occupancy is prevented to the extent caused by any of the following: (i) any act or omission of Tenant, any assignee, any subtenant or any other occupant of the Premises, or (ii) request by Tenant or any assignee to Landlord to make a decoration, alteration, improvement or addition, or (iii) Force Majeure, or (iv) a matter outside of the Real Property, then Monthly Base Rent and Rent Adjustments shall abate in the proportion in which the area of the Premises which is unusable and unused bears to the total area of the Premises on a per diem basis from the expiration of the Eligibility Period until the earlier of restoration of the applicable service or access or Tenant's re-occupancy or use of the affected portion of the Premises.

6.06     CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.07     SIGNAGE

Initial Building standard signage will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant's main entry door to the Premises at Tenant's sole cost and expense except to the extent that funds are available out of any Landlord's Maximum Contribution, if any, provided pursuant to the Workletter. Any change in such initial signage shall be only with Landlord's prior written consent, shall conform to Building standard signage and shall be at Tenant's sole cost and expense.


                                  ARTICLE SEVEN
                    POSSESSION, USE AND CONDITION OF PREMISES

7.01     POSSESSION AND USE OF PREMISES

         (a) Tenant shall be entitled to possession of the Initial Premises on the Commencement Date and shall be entitled to possession of Expansion Space A when the Landlord Work is Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(16) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

         (b) Tenant shall comply with all Environmental Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises or the Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises or the Property during the Lease Term by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.



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
 (c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (i) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (ii) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (iii) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (iv) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises, but Landlord agrees not to apply the right under this sub-item (iv) so long as Tenant's use does not differ from its existing use under the Prior Sublease (as defined in Rider 2). Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

         (d) Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant's business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

         (e) Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

7.02     LANDLORD ACCESS TO PREMISES; APPROVALS

         (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises. Except in case of emergency or for routine janitorial services, Landlord shall give Tenant reasonable prior notice before exercising its rights of access and entry under this Section 7.02.

         (b) If Tenant's employees shall not be present to permit an entry into the Premises when Landlord (or Landlord's agents) reasonably believes that an emergency situation justifies such entry, Landlord may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease. However, Landlord shall promptly notify Tenant of any such entry and provide details necessary for Tenant to evaluate the nature and scope of Landlord's activities in the Premises.

         (c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

         (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

         (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.03     QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenan t is not in Default under this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.


                                  ARTICLE EIGHT
                                   MAINTENANCE

8.01     LANDLORD'S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms, vestibules, closets and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley; provided, however, that if Landlord builds the Second Tower, Landlord shall exercise reasonable care that such construction (excluding noise and traffic disruptions on public streets) shall not materially and adversely interfere with Tenant's access to the Premises, the Building, Tenant's parking and Common Areas serving the Premises.

8.02     TENANT'S MAINTENANCE

Subject to the provisions of Articles Fourteen and Fifteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions thereto in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon 48 hours prior notice to Tenant (but without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.


                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

9.01     TENANT ALTERATIONS

         (a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics reasonably approved by Landlord, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way materially adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction supervision fee and all elevator and hoisting charges at Landlord's then standard rate. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

         (b) All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02     LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten
(10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record (whether by filing of a statutory lien release bond or otherwise) or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.


                                   ARTICLE TEN
                            ASSIGNMENT AND SUBLETTING

10.01    ASSIGNMENT AND SUBLETTING

         (a) Without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty
(30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its decision to exercise its rights under Section 10.02 within ten
(10) days after receipt of Tenant's Notice (and all required information). Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment within thirty (30) days after receipt of Tenant's Notice (and all required information). Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising materials which Tenant or its agents intend to use with respect to the space proposed to be sublet.

         (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord reasonably may consider to be relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include the following:

         (i) the business reputation of any proposed subtenant or assignee is not acceptable to Landlord, taking into account Tenant's continuing liability under this Lease; or

         (ii) in Landlord's reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

         (iii) any proposed assignee's or subtenant's use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project;

         (iv) the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or

         (v) the proposed subtenant or assignee is at the time Tenant seeks Landlord's consent a bona fide prospective tenant of Landlord in the Project, as demonstrated by active lease negotiations between such proposed assignee or subtenant for space that would satisfy such proposed assignee's or subtenant's entire requirements in the Project; or

         (vi) the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment.

         (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

         (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly; provided, however, that a sale or transfer of shares in connection with an initial public offering of Tenant's stock also shall not be deemed an assignment. If Tenant is a partnership, any change in the general partners of Tenant shall be deemed to be an assignment. Landlord's rights under Sections
10.02 and 10.03 shall not apply to any deemed assignment under this Section 10.01(d).

         (e) Notwithstanding anything to the contrary contained in this Article Ten and provided there is no uncured default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to an Affiliate or to sublease the Premises or any part thereof to an Affiliate, but (i) promptly following the effective date of the assignment or sublease, the assignee shall execute documents reasonably satisfactory to Landlord to evidence such assignee's assumption of the obligations and liabilities of Tenant under this Lease, unless Landlord modifies or waives such requirement in the case of any assignment which occurs by operation of law (and without a written assignment) as a consequence of merger, consolidation or non-bankruptcy reorganization, and the subtenant shall execute documents satisfactory to Landlord to evidence that the sublease is subject to the terms and conditions of this Lease and that the subtenant shall perform and be bound by all the terms and conditions of this Lease (except payment of Monthly Base Rent and Rent Adjustments hereunder and other obligations which the sublease expressly provides are to be performed by Tenant as the sublessor) to the extent applicable to the space and period covered by the sublease; (ii) within ten (10) days after the effective date of such assignment or sublease, give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case; and (iii) within fifteen (15) days after Landlord's written



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request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate. Landlord's rights under Sections
10.02 and 10.03 shall not apply to any assignment or sublease authorized under this Section 10.01(e).

         (f) Notwithstanding any contrary provision of this Article Ten, subject to Section 1.01(16), Tenant may allow employees of companies to whom Tenant is providing products or services, or with which Tenant is collaborating in the development or provision of products or services, to work in the Premises without Landlord's consent and without being deemed to have sublet any portion of the Premises, so long as (A) such employees do not occupy more than ten percent (10%) of the Rentable Area of the Premises, in the aggregate, at any one time, and such space is not separately demised from the space occupied by Tenant and (B) the number of such employees does not exceed ten percent (10%) of the total number of persons regularly occupying the Premises. Landlord's rights under Sections 10.02 and 10.03 shall not apply to any transaction authorized under this Section 10.01(f).

10.02    RECAPTURE

Except as otherwise provided in Section 10.01, in case of an assignment of this Lease or a sublease of all or any portion of the Premises for a term which exceeds seventy-five percent (75%) of the remaining Lease Term, Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03    EXCESS RENT

Except as otherwise provided in Section 10.01, Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee, and attributable to the sublease or assignment, for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04    TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease; provided, however, that no such amendments or modifications of this Lease shall increase Tenant's liability hereunder beyond that which existed as of the date of the assignment. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion. Such fees and expenses shall not exceed Two Thousand Dollars ($2,000.00) in any single instance.

10.05    ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord: (i) in case of an assignment for which Landlord's consent is not required, not later than fifteen
(15) days after the effective date of the assignment, and (ii) in all other cases on or before the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written



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

agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.


                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES

11.01    EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

                  (i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within three (3) days after the date when due;

                  (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless (A) the default involves a hazardous condition, which shall be cured forthwith, or (B) the failure to perform is a Default for which this Lease specifies there is no cure or grace period, or (C) more than fifteen (15) days is reasonably needed to cure such default, in which case Tenant shall not be in Default so long as Tenant promptly commences and diligently and continuously pursues to completion all actions required to effect such cure and in all events no more than a total of ninety (90) days;

                  (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

                  (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

                  (v) Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;

                  (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

                  (vii) any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

                  (viii) upon the dissolution of Tenant; or

                  (ix) upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.02    LANDLORD'S REMEDIES

         (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and, except as otherwise prohibited by applicable Law, none shall exclude any other right or remedy.

         (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.01 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.01. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or
Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

                  (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                  (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

                  (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

                  (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word "rent" as used in this
         Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

         (c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to
Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

         (d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

         (e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

         (f) When this Lease requires giving or service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Article Twenty-four shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

         (g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

         (h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03    ATTORNEY'S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04    BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

         (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

         (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

         The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen
         (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

         (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

         For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                  (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

                  (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

         (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05    LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.


                                 ARTICLE TWELVE
                              SURRENDER OF PREMISES

12.01    IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord or by casualty or condemnation excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove, as required by
Landlord: (a) any existing improvements in the Initial Premises or any Tenant Alterations hereafter containing Hazardous Material, if any, and (b) any other Tenant Alterations hereafter except for those Landlord approves without notice to Tenant identifying which, if any, such improvements must be removed. Provided however, Landlord shall be required at the time of approval to so notify Tenant that removal is required only if, at the time Tenant requests such approval, Tenant's request also specifies in all capital letters that Landlord must identify any Tenant Alterations which Landlord will require Tenant to remove and refers to this Section of the Lease, and if Tenant fails to so specify, then Landlord has the right to require removal on or about the Termination Date. Notwithstanding the foregoing: (i) if any of the existing improvements in the Initial Premises or Tenant Additions hereafter which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease and (ii) Tenant shall also be required to close any staircases or other openings between floors now existing or hereafter consented to by Landlord. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.

12.02    LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

                                ARTICLE THIRTEEN
                                  HOLDING OVER

Tenant shall pay Landlord the greater of (i) one hundred fifty percent (150%) the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) one hundred fifty percent (150%) the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance. If Tenant retains possession of the Premises, or any part thereof for thirty (30) days after the Termination Date then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute an extension of the Term of this Lease for a period of one (1) year on the same terms and conditions (including those with respect to the payment of Rent) as provided in this Lease, except that the Monthly Base Rent for such period shall be equal to the greater of (i) 150% of the Monthly Base Rent payable during the month preceding the Termination Date, or (ii) 150% of the monthly base rent then being quoted by Landlord for similar space in the Building.


                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

14.01    SUBSTANTIAL UNTENANTABILITY

         (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

         (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises and the Building to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to Laws, including zoning laws and building codes, then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

         (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

         (d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

         (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02    INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03    RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04    WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                 ARTICLE FIFTEEN
                                 EMINENT DOMAIN

15.01    TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than twelve (12) months or the remaining term of the Lease, whichever is less), Landlord may elect either (i) to terminate this Lease or (ii) to permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02    TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03    COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant's personal property, trade fixtures and Tenant Additions paid for by Tenant, as well as expenses for relocation, without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.


                                 ARTICLE SIXTEEN
                                    INSURANCE

16.01    TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies reasonably acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00);
(b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions to the Premises, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires and customarily are maintained by tenants of the Comparable Buildings.

16.02    FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without ten (10) days' prior written notice to the Landlord, and (v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates for all policies and renewals thereof to be maintained by Tenant hereunder, prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03    LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions to the Premises) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04    WAIVER OF SUBROGATION

         (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

         (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions to the Premises, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

         (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

         (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05    NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                                ARTICLE SEVENTEEN
                         WAIVER OF CLAIMS AND INDEMNITY

17.01    WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the gross negligence or willful misconduct of any of Indemnitees, but the foregoing exception is subject to and shall not diminish any waivers by Tenant or Landlord or their respective insurers in effect in accordance with Section 16.04. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful misconduct of any of Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered for the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02    INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve any Indemnitee of liability to the extent its share of such liability is caused by its gross negligence or willful misconduct. Further, the foregoing indemnity and exception is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "All-Risks" property insurance.


                                ARTICLE EIGHTEEN
                              RULES AND REGULATIONS

18.01    RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time. In the case of any conflict between this Lease and the rules and regulations, this Lease shall control.

18.02    ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner.


                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant (except as hereinbelow provided) and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder;
(6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building or the appurtenant areas serving the Premises and the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.


                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE

20.01    IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant as against any Mortgagee or prospective mortgagee or purchaser, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that to Tenant's knowledge Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02    ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate and such failure continues for more than ten (10) days after request, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant thereafter fails after such ten (10) days prior to deliver an Estoppel Certificate.


                               ARTICLE TWENTY-ONE
                              RELOCATION OF TENANT

(Intentionally Omitted)


                               ARTICLE TWENTY-TWO
                               REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01(18), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Landlord's Broker listed in Section 1.01(18) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid by Tenant except to the extent Tenant's Broker and Landlord's Broker have entered into a separate agreement between themselves to share the commission paid to Landlord's Broker by Landlord.

                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION

23.01    SUBORDINATION AND ATTORNMENT

         (a) Subject to Section 23.01(b) hereof, this Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

         (b) Notwithstanding any provision of the Lease to the contrary, provided that: (i) Tenant pays any fees and costs associated with requesting a nondisturbance agreement, (ii) executes and delivers a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit E hereto, with such changes thereto as any lessor under a ground or underlying lease or mortgagee or beneficiary may reasonably require ("Nondisturbance Agreement") and complies with the provisions thereof, and (iii) Tenant is not in default under this Lease, no termination of any ground lease or underlying lease and no foreclosure, sale pursuant to power of sale or conveyance by deed in lieu of foreclosure shall affect Tenant's rights under this Lease, except to the extent provided by such NonDisturbance Agreement. Landlord's inability to obtain the signature of any such lessor or Mortgagee on any such Nondisturbance Agreement shall not constitute a default by Landlord under this Lease, but so long as default by Tenant under this Lease is not the reason for Landlord's inability to obtain such signature, any such lessor or Mortgagee shall be deemed to have elected that this Lease be superior to the lease, mortgage or deed of trust in question, and Tenant shall, at the request of such lessor, mortgagee or beneficiary (or purchaser at any sale pursuant to the mortgage or deed of trust), attorn to any such party or enter into a new lease with such party (as Landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein, provided, however, that such party shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02    MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including appointment of a receiver or commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                               ARTICLE TWENTY-FOUR
                                     NOTICES

         (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

         (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

         (c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

         (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.


                               ARTICLE TWENTY-FIVE
                                  MISCELLANEOUS

25.01    LATE CHARGES

         (a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

         (b) In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to three percent (3%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph
(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments. Notwithstanding the foregoing, on no more than one occasion during each twelve (12) months during the Lease Term, Landlord shall provide Tenant with a notice of delinquency and no late charge shall be due if Tenant pays the delinquent amount within five (5) days after receipt of such notice.

         (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

25.02    NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.03    DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant under any other lease with Landlord for premises in the Project defaults under such lease and as a result thereof such lease is terminated or terminable.

25.04    OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.05    TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

25.06    ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.08    EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord's equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

25.09    ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

25.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to Five Million Dollars ($5,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.



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

25.11    BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12    CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13    TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.14    ABANDONMENT

(Intentionally Omitted)

25.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant with not less than three (3) days prior notice to Tenant (except in the case of an emergency, or in which case notice as is reasonable under the circumstances), and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.16    SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.17    NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.18    RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.19    SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.



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

25.20    RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

TENANT:                                    LANDLORD:


Calico Commerce, Inc.,                     Metropolitan Life Insurance Company,
a Delaware corporation                     a New York corporation


By /s/ ALAN NAUMANN                        By /s/ EDWARD D. HAYES
  --------------------------------            ---------------------------------
       ALAN NAUMANN                               Edward D. Hayes
  --------------------------------            ---------------------------------
  Print name                                  Print name


Its PRESIDENT & CEO                         Its  Assistant Vice President
   -------------------------------            ---------------------------------
   (Chairman of Board,
   President or Vice President)


By  /s/ ARTHUR F. KNAPP, JR
   -------------------------------
        ARTHUR F. KNAPP, JR
   -------------------------------
   Print name


Its  VP/CFO
   -------------------------------
   (Secretary, Assistant Secretary,
   CFO or Assistant Treasurer)







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